U.S. Energy corp.

amended and restated 2012 equity and performance incentive plan

INCENTIVE STOCK OPTION AGREEMENT

THIS OPTION AGREEMENT (this “Agreement”) is made and entered into as of [___________] by and between U.S. Energy Corp., a Wyoming corporation (the “Company”) and [______] (the “Participant”).

Grant Date:

Exercise Price Per Share:

Number of Option Shares:

Expiration Date:

ARTICLE I

Grant of Option

Section 1.01. Grant; Type of Option. The Company hereby grants to the Participant an option (the “Option”) to purchase the total number of shares of Common Stock of the Company set forth above, at the Exercise Price set forth above. The Option is being granted pursuant to the terms of the Company’s Amended and Restated 2012 Equity and Performance Incentive Plan (the “Plan”). The Option is intended to be an Incentive Stock Option within the meaning of Section 422 of the Code, although the Company makes no representation or guarantee that the Option will qualify as an Incentive Stock Option. To the extent that the aggregate fair market value (determined on the date of grant) of the shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and its affiliates) exceeds $100,000, the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as non-qualified stock options.

Section 1.02. Consideration; Subject to Plan. The grant of the Option is made in consideration of the services to be rendered by the Participant to the Company and is subject to the terms and conditions of the Plan. Capitalized terms used but not defined herein will have the meanings ascribed to them in the Plan.

ARTICLE II

Exercise Period; Vesting

Section 2.01. Vesting Schedule. The Option will become vested and exercisable in accordance with the following Vesting Schedule until the Option is 100% vested:

Dates	Percentage Vested

A Participant shall vest according to the above schedule as of each anniversary provided the Participant is in Continuous Service (as defined below) on that Date. The unvested portion of the Option will not be exercisable on or after the Participant’s termination of Continuous Service. Continuous Service means that the Participant’s service with the Company, whether as an employee, officer or Director, is not interrupted or terminated.

Section 2.02. Expiration. The Option will expire on the Expiration Date set forth above, or earlier as provided in this Agreement or the Plan.

ARTICLE III

Termination of Continuous Service

Section 3.01. Termination for Reasons Other Than Cause, Death, Disability. If the Participant’s Continuous Service is terminated for any reason other than Cause (as defined below), death or Disability, the Participant may exercise the vested portion of the Option, but only within such period of time ending on the earlier of (a) the date three months following the termination of the Participant’s Continuous Service, or (b) the Expiration Date.

Section 3.02. Termination for Cause. If the Participant’s Continuous Service is terminated for cause, the Option (whether vested or unvested) shall immediately terminate and cease to be exercisable. Cause means, with respect to any employee, consultant or Director: (a) if the employee or consultant is a party to an employment or service agreement with the Company and such agreement provides for a definition of Cause, the definition contained therein, or (b) if no such agreement exists, or if such agreement does not define Cause: (i) the commission of, or plea of guilty or no contest to, a felony or a crime involving moral turpitude or the commission of any other act involving willful malfeasance or material fiduciary breach with respect to the Company; (ii) gross negligence or willful misconduct with respect to the Company; or (iii) material violation of state or federal securities laws.

Section 3.03. Termination Due to Disability. If the Participant’s Continuous Service terminates as a result of the Participant’s Disability (as defined below), the Participant may exercise the vested portion of the Option, but only within such period of time ending on the earlier of (a) the date 12 months following the Participant’s termination of Continuous Service, or (b) the Expiration Date. Disability means that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment.

Section 3.04. Termination Due to Death. If the Participant’s Continuous Service terminates as a result of the Participant’s death, or the Participant dies within a period following termination of the Participant’s Continuous Service during which the vested portion of the Option remains exercisable, the vested portion of the Option may be exercised by the Participant’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by the person designated to exercise the Option upon the Participant’s death, but only within the time period ending on the earlier of (a) the date 12 months following the Participant’s death, or (b) the Expiration Date.

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Section 3.05. Extension of Termination Date. Generally, the exercise period may not be extended. However, if following the Participant’s termination of Continuous Service the exercise of the Option would violate applicable law or jeopardize the ability of the Company to continue as a going concern, then the Option shall terminate on the earlier of (a) the Expiration Date, or (b) not more than 30 days following the end of the period during which the exercise of the Option would be in violation of applicable law or jeopardize the ability of the Company to continue as a going concern. The exercise period may also be extended in compliance with Section 409A of the Code when the Option Price equals or exceeds the Market Value per Share of the Common Stock.

ARTICLE IV

Manner of Exercise

Section 4.01. Election To Exercise. To exercise the Option, the Participant (or in the case of exercise after the Participant’s death or incapacity, the Participant’s executor, administrator, heir or legatee, as the case may be) must deliver to the Company an executed exercise election in the form attached to this Agreement as Exhibit A.

Section 4.02. Payment of Exercise Price. The entire Exercise Price of the Option shall be payable in full at the time of exercise in the manner designated by the Board. A cash payment by certified or bank check at the time the Option is exercised is always acceptable.

Section 4.03. Withholding. If the Company, in its discretion, determines that it is obligated to withhold any tax in connection with the exercise of the Option, or any Disqualifying Disposition (as defined below), prior to the issuance of Common Stock upon the exercise of the Option, the Participant must make arrangements satisfactory to the Company to pay or provide for any applicable federal, state and local withholding obligations of the Company. The Participant may satisfy any federal, state or local tax withholding obligation relating to the exercise of the Option by any of the following means:

(a) tendering a cash payment;

(b) authorizing the Company to withhold Common Stock from the Common Stock otherwise issuable to the Participant as a result of the exercise of the Option; provided, however, that no Common Stock is withheld with a value exceeding the minimum amount of tax required to be withheld by law; or

(c) delivering to the Company previously owned and unencumbered Common Stock.

The Company also has the right to withhold from any compensation paid to a Participant.

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Section 4.04. Issuance of Shares. Provided that the exercise election and payment are in form and substance satisfactory to the Company, the Company shall issue the Common Stock registered in the name of the Participant, the Participant’s authorized assignee, or the Participant’s legal representative.

ARTICLE V

No Right to Continued service;
No Rights as shareholder

Neither the Plan nor this Agreement shall confer upon the Participant any right to be retained in any position, as an employee, consultant or director of the Company. Further, nothing in the Plan or this Agreement shall be construed to limit the discretion of the Company to terminate the Participant’s service at any time, with or without cause. The Participant shall not have any rights as a shareholder with respect to any Common Stock subject to the Option prior to the date of exercise of the Option.

ARTICLE VI

Transferability

Except as otherwise provided in the Plan, the Option is not transferable by the Participant other than to a designated beneficiary upon the Participant’s death or by will or the laws of descent and distribution, and is exercisable during the Participant’s lifetime only by him or her. No assignment or transfer of the Option, or the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise (except to a designated beneficiary upon death by will or the laws of descent or distribution) will vest in the assignee or transferee any interest or right herein whatsoever, but immediately upon such assignment or transfer the Option will terminate and become of no further effect.

ARTICLE VII

Change in Control.

Section 7.01. Reserved.

Section 7.02. Cash-out. In the event of a Change in Control, the Board may, in its discretion and upon at least 10 days’ advance notice to the Participant, cancel the Option and pay to the Participant the value of the Option based upon the price per Common Stock received or to be received by other shareholders of the Company in the event. Notwithstanding the foregoing, if at the time of a Change in Control the Exercise Price of the Option equals or exceeds the price paid for a share of Common Stock in connection with the Change in Control, the Board may cancel the Option without the payment of consideration therefor.

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ARTICLE VIII

Adjustments; Clawback

The Common Stock subject to the Option may be adjusted or terminated in any manner as contemplated by Section 15 of the Plan. In addition, if the Participant receives any amount (or number of Common Stock) in excess of what the Participant should have received under the terms of this Option for any reason (including, but not limited to, by reason of a financial restatement, mistake in calculations or other administrative error), then the Participant shall be required to repay any such excess amount (or transfer such excess Common Stock) to the Company.

ARTICLE IX

Tax Liability and Withholding

Notwithstanding any action the Company takes with respect to any or all income tax, social insurance, payroll tax, or other tax-related withholding (“Tax-Related Items”), the ultimate liability for all Tax-Related Items is and remains the Participant’s responsibility and the Company (a) makes no representation or undertakings regarding the treatment of any Tax-Related Items in connection with the grant, vesting, or exercise of the Option or the subsequent sale of any shares acquired on exercise; and (b) does not commit to structure the Option to reduce or eliminate the Participant’s liability for Tax-Related Items.

ARTICLE X

QUALIFICATION AS AN INCENTIVE STOCK OPTION

It is understood that this Option is intended to qualify as an incentive stock option as defined in Section 422 of the Code to the extent permitted under applicable law. Accordingly, the Participant understands that in order to obtain the benefits of an incentive stock option, no sale or other disposition may be made of shares for which incentive stock option treatment is desired within one (1) year following the date of exercise of the Option or within two (2) years from the date of grant. The Participant understands and agrees that the Company shall not be liable or responsible for any additional tax liability the Participant incurs in the event that the Internal Revenue Service for any reason determines that this Option does not qualify as an incentive stock option within the meaning of the Code.

ARTICLE XI

DISQUALIFYING DISPOSITION

If the Participant disposes of the shares of Common Stock prior to the expiration of either two (2) years from the date of grant or one (1) year from the date the shares are transferred to the Participant pursuant to the exercise of the Option (a “Disqualifying Disposition”), the Participant shall notify the Company in writing within thirty (30) days after such disposition of the date and terms of such disposition. The Participant also agrees to provide the Company with any information concerning any such dispositions as the Company requires for tax purposes.

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ARTICLE XII

Compliance with Law

The exercise of the Option and the issuance and transfer of Common Stock shall be subject to compliance by the Company and the Participant with applicable law, all applicable requirements of federal and state securities laws and with all applicable requirements of any stock exchange on which the Company’s equity securities may be listed. No Common Stock shall be issued pursuant to this Option unless and until any then applicable requirements of state or federal laws and regulatory agencies have been fully complied with to the satisfaction of the Company and its counsel. The Participant understands that the Company is under no obligation to register the Common Stock with the Securities and Exchange Commission, any state securities commission or any stock exchange to effect such compliance. Further, the Company shall have no obligation to indemnify any Person against any taxes, interest, or penalties attributable to the transfer, exercise, ownership, disposition of, or any transaction involving the Options or the Common Stock.

ARTICLE XIII

Notices

Any notice required to be delivered to the Company under this Agreement shall be in writing and addressed to the Secretary of the Company at the Company’s principal corporate offices. Any notice required to be delivered to the Participant under this Agreement shall be in writing and addressed to the Participant at the Participant’s address as shown in the records of the Company. Either party may designate another address in writing (or by such other method approved by the Company) from time to time.

ARTICLE XIV

Governing Law

This Agreement will be construed and interpreted in accordance with the laws of the State of Wyoming without regard to conflict of law principles.

ARTICLE XV

Interpretation

Any dispute regarding the interpretation of this Agreement shall be submitted by the Participant or the Company to the Board of Directors of the Company for review. The resolution of such dispute by the Board of Directors of the Company shall be final and binding on the Participant and the Company.

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ARTICLE XVI

Options Subject to Plan

This Agreement is subject to the Plan. The terms and provisions of the Plan as it may be amended from time to time are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.

ARTICLE XVII

Successors and Assigns

The Company may assign any of its rights under this Agreement. This Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Agreement will be binding upon the Participant and the Participant’s beneficiaries, executors, administrators and the person(s) to whom the Option may be transferred by will or the laws of descent or distribution.

ARTICLE XVIII

Severability

The invalidity or unenforceability of any provision of the Plan or this Agreement shall not affect the validity or enforceability of any other provision of the Plan or this Agreement, and each provision of the Plan and this Agreement shall be severable and enforceable to the extent permitted by law.

ARTICLE XIX

Discretionary Nature of Plan

The Plan is discretionary and may be amended, cancelled or terminated by the Company at any time, in its discretion. The grant of the Option in this Agreement does not create any contractual right or other right to receive any Options or other Awards in the future. Future Awards, if any, will be at the sole discretion of the Company. Any amendment, modification, or termination of the Plan shall not constitute a change or impairment of the terms and conditions of the Participant’s employment with the Company.

ARTICLE XX

Amendment

Subject to the terms of the Plan, the Board has the right to amend, alter, suspend, discontinue or cancel the Option, prospectively or retroactively; provided, that, no such amendment shall adversely affect the Participant’s material rights under this Agreement without the Participant’s consent. However, in no event shall the Participant be able to defer or accelerate payment under the Plan.

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ARTICLE XXI

No Impact on Other Benefits

The value of the Participant’s Option is not part of his or her normal or expected compensation for purposes of calculating any severance, retirement, welfare, insurance or similar employee benefit.

ARTICLE XXII

Counterparts

This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. Counterpart signature pages to this Agreement transmitted by facsimile transmission, by electronic mail in portable document format (.pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature.

ARTICLE XXIII

Acceptance

The Participant hereby acknowledges receipt of a copy of the Plan and this Agreement. The Participant has read and understands the terms and provisions thereof, and accepts the Option subject to all of the terms and conditions of the Plan and this Agreement. The Participant acknowledges that there may be adverse tax consequences upon exercise of the Option or disposition of the underlying Common Stock and that the Participant should consult a tax advisor prior to such exercise or disposition.

[signature page follows]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

U.S. ENERGY CORP.

By:
Name:
Title:

PARTICIPANT

By:
Name:
Title:

EXHIBIT A

U.S. Energy corp.
OPTION EXERCISE FORM

THIS OPTION EXERCISE FORM (this “Exercise Form”) is made and entered into as of ___________, 20__ by and between U.S. ENERGY CORP., a Wyoming corporation (the “Company”) and the PARTICIPANT NAMED BELOW. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Company’s Amended and Restated 2012 Equity and Performance Incentive Plan (the “Plan”).

Participant Name:

Address:

Social Security Number:

Section 1. Option. The Participant was granted an option (the “Option”) to purchase Common Stock pursuant to the terms of the Plan and the Option Agreement between the Company and the Participant dated ____________, 20___, as follows:

Grant Date:
Number of Common Stock:
Exercise Price Per Share:
Expiration Date:	10th anniversary of the Grant Date

Section 2. Exercise of Option. The Participant hereby elects to exercise the Option to purchase ________ Common Stock (“Shares”), all of which are vested pursuant to the terms of the Option Agreement.

The total Exercise Price for all of the Shares is _____________ (total Shares times Exercise Price per Share).

Section 3. Payment of the Exercise Price; Delivery of Required Documents. The Participant encloses payment in full of the total Exercise Price for the Shares in the following form(s), as authorized by the Option Agreement (check and complete as appropriate):

____ In cash (by certified or bank check) in the amount of $_________, receipt of which is acknowledged by the Company.

____ By such other method of payment as may be designated by the Board.

Section 4. Acknowledgement. The Participant understands that he or she is purchasing the Shares pursuant to the terms and conditions of the Plan and the Option Agreement, copies of which the Participant has read and understands.

PARTICIPANT

By
Name
Title

A-1